EXHIBIT 32.2 –  CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and accompanies the Quarterly Report on Form 10-Q/A (the “Form 10-Q/A”) for the quarter ended September 30, 2014 of iHeartMedia, Inc. (the “Company”).

The undersigned hereby certifies that the Form 10-Q/A fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Form 10-Q/A fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:  October 29, 2014

By: /s/ RICHARD J. BRESSLER

Name:    Richard J. Bressler

Title:       President and Chief Financial Officer